                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RWD TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


     (5) Total fee paid:

         -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

              [LOGO OF RWD TECHNOLOGIES, INC. (R) APPEARS HERE]

                   10480 LITTLE PATUXENT PARKWAY, SUITE 1200
                         COLUMBIA, MARYLAND 21044-3530
                                (410) 730-4377

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 19, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of RWD Technologies, Inc. ("RWD" or the "Company"), will be held on May 19, 1998, at 2 o'clock p.m., local time, at the Company's corporate headquarters, 10480 Little Patuxent Parkway, Columbia, Maryland 21044-3530, for the following purposes:

  I. To elect three (3) Class I directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

  II. To approve the RWD Technologies 1998 Omnibus Stock Incentive Plan;

  III. To ratify the selection of Arthur Andersen, LLP, as the independent auditors of RWD for the fiscal year ending December 31, 1998; and

  IV. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the meeting, and only those stockholders of record of the Company at that time will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Accompanying this notice is a Proxy Card and Proxy Statement and a copy of RWD's Annual Report for the year ended December 31, 1997. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE PRIOR TO THE DATE OF THE ANNUAL MEETING. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Ronald E. Holtz

                                          Ronald E. Holtz
                                          Secretary

Columbia, Maryland
April 9, 1998

                            RWD TECHNOLOGIES, INC.
                   10480 LITTLE PATUXENT PARKWAY, SUITE 1200
                         COLUMBIA, MARYLAND 21044-3530
                                (410) 730-4377

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 19, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying proxy are furnished to stockholders of RWD Technologies, Inc. ("RWD" or "Company") in connection with the solicitation of proxies by RWD's Board of Directors to be used at the Annual Meeting of Stockholders to be held on May 19, 1998 (the "Annual Meeting"). The purpose of the Annual Meeting is to: 1) elect three (3) directors of the Company; 2) approve the Company's 1998 Omnibus Stock Incentive Plan (the "1998 Stock Plan"); 3) ratify the selection of Arthur Andersen, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1998; and 4) transact such other business as may properly come before the Annual Meeting. This Proxy Statement, Notice of Annual Meeting of Stockholders, and the accompanying proxy are first being sent to stockholders on or about April 9, 1998.

  The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 31, 1998 (the "Record Date"). On the Record Date, there were issued and outstanding 14,763,847 shares of Common Stock, par value $0.10 per share (the "RWD Common Stock").

QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of RWD Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. For all matters except the election of directors, each share is entitled to 1 vote. In the election of directors, each share of RWD Common Stock may be voted for as many individuals as there are directors to be elected. Cumulative voting is not permitted. Those individuals receiving the 3 highest number of votes "For" election to the Board of Directors shall be considered duly elected. Otherwise, the affirmative vote of a majority of the shares of RWD Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote there is required for approval of all matters being submitted to the stockholders for their consideration. An automated system administered by RWD's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval, and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

  The cost of soliciting proxies and preparing the proxy materials will be borne by RWD. In addition, RWD will require securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. Proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of RWD or its subsidiaries without additional compensation to them.

VOTING BY PROXY

  The Board of Directors has selected John H. Beakes and Ronald E. Holtz, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the Annual Meeting and vote in person, whether or not he has previously given a proxy.

  With respect to the proposal regarding election of Class I directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve the 1998 Stock Plan and to ratify the appointment of Arthur Andersen, LLP, as RWD's independent auditors for the fiscal year ending December 31, 1998, stockholders may (a) vote "For", (b) vote "Against" or (c) "Abstain" from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINATED DIRECTORS AND TO APPROVE THE 1998 STOCK PLAN, AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT AUDITORS. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

  Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I. ELECTION OF CLASS I DIRECTORS

  The Board of Directors is composed of ten (10) persons separated into three
(3) classes, with each class serving a 3-year term. Three (3) directors serve in Class I and are subject to reelection for a 3-year term beginning at the Annual Meeting, three (3) directors serve in Class II and are subject to reelection for a 3-year term beginning at the 1999 Annual Meeting, and four
(4) directors serve in Class III and are subject to reelection for a 3-year term beginning at the 2000 Annual Meeting.

  Three (3) Class I directors are to be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated the 3 persons named below to serve as Class I directors for the term indicated. Each nominee is currently a member of the Board. All current directors were elected to the Board by the stockholders. Each nominee has consented to serve on the Board of Directors through the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or, by resolution amending the By-laws of the Company, provide for a lesser number of directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                ELECTION OF ITS NOMINEES FOR CLASS I DIRECTOR.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

  The following table presents information about the persons nominated (who are also current directors) by the RWD Board for election at the Annual Meeting as Class I directors of RWD, to serve until the 2001 Annual Meeting of Stockholders, and until their successors are duly qualified and elected.

                           TERM   DIRECTOR     PRINCIPAL OCCUPATION, DIRECTORSHIPS
      NAME AND AGE        EXPIRES  SINCE   WITH PUBLIC COMPANIES, AND OTHER INFORMATION
      ------------        ------- -------- --------------------------------------------
Dr. Robert W. Deutsch      2001   January  Dr. Robert W. Deutsch co-founded the Company
 (74)...................  Annual    1988   in January 1988 and has been Chairman of the
                          Meeting          Board and Chief Executive Officer since that
                                           time. Dr. Deutsch founded General Physics
                                           Corporation in 1966 and was its Chairman,
                                           President, and Chief Executive Officer until
                                           1987. From 1963 to 1971, Dr. Deutsch was
                                           Chairman and Professor of Nuclear Science
                                           and Engineering at The Catholic University
                                           of America. Dr. Deutsch has a B.S. in
                                           Physics from the Massachusetts Institute of
                                           Technology and a Ph.D. in Physics from the
                                           University of California, is a member of the
                                           National Academy of Engineering, and is a
                                           registered Professional Engineer.
Ronald E. Holtz (40)....   2001   December Ronald E. Holtz joined the Company in
                          Annual    1996   January 1996 and serves as Vice President,
                          Meeting          Chief Financial Officer, Secretary,
                                           Treasurer, and a director. Prior to joining
                                           the Company, Mr. Holtz was a Manager in
                                           Ernst & Young LLP's Financial Advisory
                                           Services group from 1992 to 1995. From 1990
                                           to 1992, Mr. Holtz was employed by the
                                           Michael D. Dingman Center for
                                           Entrepreneurship at the University of
                                           Maryland in a variety of project management
                                           capacities. Prior to 1990, Mr. Holtz was
                                           Construction Manager for The Artery
                                           Organization, Inc., a commercial real estate
                                           development company. Mr. Holtz received his
                                           B.A. in Mathematics from the University of
                                           Wisconsin and his M.B.A. in Finance from the
                                           University of Maryland. Mr. Holtz is a
                                           certified public accountant.
Kenneth J. Rebeck (46)..   2001    April   Kenneth J. Rebeck joined the Company in 1988
                          Annual    1991   and has been Group Vice President of
                          Meeting          Technology Transfer since 1995 and a
                                           director since 1991. From 1978 until 1988,
                                           Mr. Rebeck was employed by General Physics
                                           Corporation in a variety of professional and
                                           management capacities, including Project
                                           Director for a major NASA Pressure Vessel
                                           Recertification Program and Chief Engineer
                                           and Director, High Technology Activities.
                                           Mr. Rebeck received his B.S. in Nuclear
                                           Engineering from the State University of New
                                           York at Buffalo and his M.S. in Nuclear
                                           Science and Engineering from Carnegie-Mellon
                                           University, and he has Professional
                                           Engineering licenses in Maryland, Michigan,
                                           and Pennsylvania.

INFORMATION CONCERNING CONTINUING DIRECTORS

                          TERM   DIRECTOR     PRINCIPAL OCCUPATION, DIRECTORSHIPS
      NAME AND AGE       EXPIRES  SINCE   WITH PUBLIC COMPANIES, AND OTHER INFORMATION
      ------------       ------- -------- --------------------------------------------
John H. Beakes (55).....  1999   January  John H. Beakes co-founded the Company with
                         Annual    1988   Dr. Deutsch and has been Chief Operating
                         Meeting          Officer and a director since January 1988
                                          and President since July 1995. From 1974 to
                                          1988, Mr. Beakes was employed by General
                                          Physics, most recently as Executive Vice
                                          President and Chief Operating Officer. Prior
                                          to 1974, Mr. Beakes served in the Nuclear
                                          Submarine Service of the United States Navy,
                                          most recently as Chief Engineer of the USS
                                          George Bancroft. Mr. Beakes received his
                                          B.S. in Engineering from the U.S. Naval
                                          Academy and his M.S. in Environmental
                                          Engineering from The Johns Hopkins
                                          University, and he is a registered
                                          Professional Engineer.
John E. Lapolla (44)....  1999    April   John E. Lapolla joined the Company in 1988,
                         Annual    1993   has been Group Vice President of
                         Meeting          Manufacturing Performance Support since
                                          1995, and has been a director since 1993.
                                          From 1970 until 1988, Mr. Lapolla was
                                          employed by General Motors Corporation, most
                                          recently as Divisional New Technology
                                          Training Coordinator responsible for
                                          technical training for 35 manufacturing
                                          plants. Mr Lapolla received his B.S. in
                                          Industrial Engineering from the General
                                          Motors Institute and is a senior member of
                                          the Society of Manufacturing Engineers.
Bruce D. Alexander        1999    August  Bruce D. Alexander was elected to the Board
 (54)................... Annual    1997   of Directors following completion of the
                         Meeting          Company's 1997 initial public offering. Mr.
                                          Alexander is currently Adjunct Professor at
                                          the Yale School of Management and Vice
                                          President Designate of the University. Mr.
                                          Alexander spent 26 years at the Rouse
                                          Company, most recently as Senior Vice
                                          President, where he was responsible for
                                          development of that company's commercial and
                                          mixed use projects throughout the United
                                          States. Mr. Alexander received his B.A.
                                          degree from Yale University and his J.D.
                                          from Duke University School of Law. Mr.
                                          Alexander is also a director of LaSalle
                                          Partners U.S. Real Estate Fund.

                           TERM   DIRECTOR     PRINCIPAL OCCUPATION, DIRECTORSHIPS
      NAME AND AGE        EXPIRES  SINCE   WITH PUBLIC COMPANIES, AND OTHER INFORMATION
      ------------        ------- -------- --------------------------------------------
Jeffrey W. Wendel (43)..   2000    April   Jeffrey W. Wendel joined the Company in 1994
                          Annual    1996   and serves as Group Vice President of
                          Meeting          Information Technology and a director of the
                                           Company. Prior to joining the Company, Mr.
                                           Wendel was the Director of Process
                                           Simulation for S3 Technologies, Inc., where
                                           he managed software projects for the
                                           petrochemical, natural gas, and nuclear
                                           power industries from 1990 to 1994. From
                                           1989 to 1990, Mr. Wendel was Director of
                                           Simulation Technology for the Company. Mr.
                                           Wendel received his B.S. in Systems
                                           Engineering from the U.S. Naval Academy and
                                           his M.B.A. in Management from Loyola
                                           College.
Dr. David J. Deutsch       2000     July   Dr. David J. Deutsch has been a director
 (44)...................  Annual    1993   since July 1993. He is a Lecturer in
                          Meeting          Mathematics at Boston University's
                                           Department of Mathematics. Previously, he
                                           was a Senior Research Consultant at Boston
                                           University's Information Technology
                                           Department, where he was engaged in
                                           scientific software design and algorithm
                                           development on parallel architecture
                                           machines. He received his B.S. in
                                           Mathematics from the University of Maryland
                                           and his M.S. and Ph.D in Applied Mathematics
                                           from Boston University. Dr. David J. Deutsch
                                           is the son of Dr. Robert W. Deutsch.
Jerry P. Malec (55).....   2000     June   Jerry P. Malec was elected to the Board of
                          Annual    1997   Directors following completion of the
                          Meeting          Company's initial public offering. From 1994
                                           to 1997, Mr. Malec was President and Chief
                                           Executive Officer of Checkmate Electronics,
                                           Inc., a developer and manufacturer of check
                                           and fraud prevention and verification
                                           systems. For 5 years prior to that, Mr.
                                           Malec was employed by Apple Computer, Inc.,
                                           as Vice President and General Manager of its
                                           Enterprise Markets division. Mr. Malec
                                           received his B.S. degree in Economics from
                                           Wayne State University.
Robert T. O'Connell        2000     June   Robert T. O'Connell joined the Company in
 (59)...................  Annual    1997   August 1997 and serves as Senior Vice
                          Meeting          President of Strategic Business Planning and
                                           a director. From 1995 to 1997, Mr. O'Connell
                                           served as Senior Vice President and Chief
                                           Staff Officer of EMC Corporation, a leading
                                           provider of intelligent enterprise storage
                                           and retrieval technology. Between 1965 and
                                           1994, Mr. O'Connell held several positions
                                           in General Motors Corporation, including
                                           Chairman and Chief Executive Officer of
                                           General Motors Acceptance Corporation
                                           Financial Services and Chief Financial
                                           Officer of General Motors Corporation. Mr.
                                           O'Connell received his B.S. degree in
                                           Economics from Yale University and his
                                           M.B.A. in Finance from the Harvard Graduate
                                           School of Business Administration.

INFORMATION REGARDING THE RWD BOARD, COMMITTEES, AND REMUNERATION

  Following the Company's June 1997 initial public offering, there were 2 meetings of the Board of Directors of RWD. Each director attended at least 80% of the combined total number of meetings of the Board and Board committees of which he was a member.

  The Audit Committee meets with RWD's independent accountants to review whether satisfactory accounting procedures are being followed by RWD and whether its internal accounting controls are adequate, to monitor nonaudit services performed by the independent accountants, and to review fees charged by the independent accountants. The Audit Committee also recommends to the RWD Board the selection of independent accountants. During 1997, nonemployee directors, Dr. David J. Deutsch, Jerry P. Malec, and Bruce D. Alexander, were the members of the Audit Committee. Two meetings of the Audit Committee were held during 1997, and all members were in attendance.

  The Compensation Committee establishes the compensation for executive officers of RWD and generally reviews benefits and compensation for all officers and employees. It also administers RWD's stock option plans. During 1997, nonemployee directors, Jerry P. Malec and Bruce D. Alexander, were the members of the Compensation Committee and attended both of the Committee's 1997 meetings. The report of the Compensation Committee required by the rules of the U.S. Securities and Exchange Commission (the "SEC") is included in this Proxy Statement.

  Directors who are not employees of RWD receive (a) an annual retainer, which is paid at the beginning of the year in shares of Common Stock having a fair market value of $10,000 on the date of issuance; (b) $1,000 in cash for each Board of Directors and Board Committee meeting attended; and (c) cash reimbursement for expenses incurred in connection with their service as directors.

  In addition, upon their first election to the Board of Directors, each director who is not an employee of the Company is granted an option to purchase 12,000 shares of Common Stock under the Company's stock option plan. These options vest ratably over a 3-year period beginning 1 year after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Each such nonemployee director is also eligible to receive additional options at the end of each calendar year based on the financial performance of the Company and the contribution of the individual director. In 1997, options to purchase 36,000 shares of RWD Common Stock were granted to nonemployee directors at a weighted average exercise price of $15.33 per share.

 Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  Following the Company's initial public offering in June 1997, the Board of Directors established a Compensation Committee. Prior to its initial public offering, the Company's Board of Directors had no separate Compensation Committee or other committee performing equivalent functions. As a result, compensation matters were performed by the Board of Directors or senior management. None of the directors serving on the Compensation Committee is an employee of RWD, and neither the Chief Executive Officer nor any of the Named Executive Officers (as defined below) has served on the Compensation Committee. No director or executive officer of RWD is a director or executive officer of any other corporation that has a director or executive officer who is also a director or Board Committee member of RWD.

 Compensation of Executive Officers

  Compensation of Executive Officers. The following table sets forth certain information with respect to the annual and long-term compensation for the last 3 fiscal years of the Chief Executive Officer and the four other most highly paid executive officers for the last 3 fiscal years (collectively, the "Named Executive Officers"):

                                                                      LONG-TERM
                                                                     COMPENSATION
                                    ANNUAL COMPENSATION                 AWARDS
                             ----------------------------------    ----------------
                                                                   NUMBER OF SHARES
                                                                      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS    OTHER(1)          OPTIONS      COMPENSATION(4)
---------------------------  ---- -------- -------- -----------    ---------------- ---------------
Dr. Robert W. Deutsch...     1997 $150,000 $400,000 $11,606,745(2)         --           $8,154
 Chairman of the Board,      1996  150,000  250,000     489,476(3)         --           10,181
 Chief Executive Officer     1995  150,000  425,000         --             --           10,316

John H. Beakes..........     1997  220,000  100,000     504,660(2)         --           13,563
 President and Chief         1996  220,000   75,000      21,284(3)         --           16,552
 Operating Officer           1995  200,000   40,000         --          39,000          15,904

John E. Lapolla.........     1997  150,000   25,000         --          10,000           8,833
 Group Vice President        1996  150,000   30,000         --          15,000           8,739
                             1995  130,000   24,000         --          60,000           7,648

Kenneth J. Rebeck.......     1997  150,000   35,000         --          15,000           9,611
 Group Vice President        1996  150,000   45,000         --          15,000           9,493
                             1995  130,000   24,000         --          60,000           7,768

Jeffrey W. Wendel.......     1997  150,000   50,000         102(2)      20,000           8,662
 Group Vice President        1996  100,000   30,000         --          30,000           5,558
                             1995   89,000    7,000         --           9,000           6,672

--------
(1) The Company also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Company of such perquisites and other benefits in each of the years represented did not exceed the lesser of $50,000 or 10 percent of the amount reflected in the Salary and Bonus columns for any of the Named Executive Officers.
(2) Distributions to S corporation shareholders of earnings of the Company for periods prior to conversion from S corporation to C corporation status not previously distributed.
(3) Represents S corporation dividends to enable the recipients to pay income tax on the Company's earnings.
(4) Includes premiums for life and medical insurance and contributions by the Company to its 401(k) Plan on behalf of each of the Named Executive Officers. The life insurance policies upon which the Company pays the premiums are split-dollar policies.

  Option Grants in the Last Fiscal Year. The following table sets forth information regarding options to purchase shares of the Common Stock granted to the Named Executive Officers during the last fiscal year.

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                                                                          POTENTIAL REALIZED VALUE AT
                         NUMBER OF                                          ASSUMED ANNUAL RATES OF
                         SECURITIES                                        STOCK PRICE APPRECIATION
                         UNDERLYING PERCENT OF TOTAL EXERCISE                 FOR OPTION TERM(2)
                          OPTIONS   OPTIONS GRANTED  PRICE PER EXPIRATION ----------------------------
  NAME                    GRANTED     TO EMPLOYEES   SHARE(1)     DATE         5%            10%
  ----                   ---------- ---------------- --------- ---------- ------------- --------------
Dr. Robert W. Deutsch...      --          --             --           --            --            --
John H. Beakes..........      --          --             --           --            --            --
John E. Lapolla.........   10,000         1.4%        $19.75   12/31/2009 $     140,292 $     365,991
Kenneth J. Rebeck.......   15,000         2.1          19.75   12/31/2009       210,438       548,986
Jeffrey W. Wendel.......   20,000         2.8          19.75   12/31/2009       280,584       731,981

--------
(1) The exercise price equaled the fair market value of the Common Stock as determined by the Board of Directors on the date of grant. The exercise price is payable in cash or by delivery of shares of Common Stock having a fair value equal to the exercise price of options exercised.
(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $33.78 and $56.35, respectively, from the exercise price of $19.75 per share during the 11-year term of the options. The vesting of unvested options may be accelerated at any time by the Company. The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the U.S. Securities and Exchange Commission. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 11-year option term at the assumed 5% and 10% levels or at any other level.

  Option Exercises in Last Fiscal Year and Fiscal Year-End Holdings. The following table sets forth information concerning the number and exercise price of the options to purchase Common Stock exercised by the Named Executive Officers during the last fiscal year and the number and value of unexercised options to purchase Common Stock held at the end of the fiscal year by the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise, and, in the case of unexercised options and exercisable options, the difference between exercise price and market price on December 31, 1997.

                                                                         VALUE OF
                                                         NUMBER OF     UNEXERCISED
                                                        SECURITIES     IN-THE-MONEY
                                                        UNDERLYING   OPTIONS AT YEAR-
                         SHARES ACQUIRED                OPTIONS AT   END EXERCISABLE/
       NAME               UPON EXERCISE  VALUE REALIZED YEAR-END(1)  UNEXERCISABLE(1)
       ----              --------------- -------------- -----------  ----------------
Dr. Robert W. Deutsch...    5,370,000     $65,630,000        --                --
                                                             --                --
John H. Beakes..........      612,000       7,441,000     78,600(E)     $1,359,800(E)
                                                          50,400(U)        869,700(U)
John E. Lapolla.........          --              --      76,500(E)      1,322,000(E)
                                                          83,500(U)      1,183,000(U)
Kenneth J. Rebeck.......          --              --      76,800(E)      1,327,200(E)
                                                          88,200(U)      1,177,800(U)
Jeffrey W. Wendel.......        1,800          12,600        --                --
                                                          57,200(U)        482,400(U)

--------
(1) (E) = Exercisable; (U) = Unexercisable.

 Compensation Committee Report on Executive Compensation

  Compensation Committee Overview. The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's 2 most senior executives. The Compensation Committee is responsible for providing guidance to the Board of Directors regarding broad compensation issues including salaries, bonuses, option grants, benefits, and other remuneration for officers and employees of the Company. The Compensation Committee's responsibilities also include administering the Company's stock option plans and 401(k) plan.

  The Committee was established following the Company's initial public offering in June 1997 and met twice in 1997. At its initial meeting, the Compensation Committee met with senior management to discuss the Company's overall historical compensation philosophy. The Committee also met with the Company's human resources managers to familiarize the Committee with the Company's benefits and personnel policies. The Compensation Committee is composed of Messrs. Bruce Alexander and Jerry Malec (Chair), who are independent directors, having never been officers or employees of the Company.

  The Committee has retained a leading compensation consulting firm to advise the Committee on the Company's executive compensation programs, including the salary, bonus, and equity compensation of the Company's officers. The consultants' review provides benchmarks for comparison of executive compensation to that of other companies whose business is similar in nature to the Company's or who may compete with the Company for executive talent. The compensation consultants advise the Committee based on data resources that include publicly available proxy materials, industry survey data, and the consultants' experience in assisting public companies in establishing management compensation plans.

  Compensation Philosophy. The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the success of the Company results from the efforts of each employee of the Company and that a cooperative, team-oriented environment is an essential part of the Company's culture and success. The Company believes strongly in the importance of rewarding employees for the common success of the organization. Consequently, the Company places particular emphasis on (a) broad employee equity participation through the use of stock options with long-term vesting, and (b) annual cash bonuses linked to overall Company profitability as integral parts of its compensation structure. The Compensation Committee continues to believe that this approach and philosophy are appropriate.

  Executive Compensation. The principal elements of the Company's executive compensation program consist of both annual compensation (primarily base salary and annual incentive cash bonuses) and long-term incentive compensation in the form of stock options with extended vesting periods. Base salary, annual cash bonuses, and option grants are determined on the basis of the overall financial performance of the Company and the performance of the individual officer. In addition, the Committee and Board utilized the survey data provided by the compensation consultants in establishing compensation levels for officers of the Company.

  Chief Executive Officer and Chief Operating Officer Compensation. Dr. Robert
W. Deutsch and Mr. John H. Beakes are co-founders of RWD Technologies, Inc. Dr. Deutsch serves as Chairman and Chief Executive Officer of the Company. Mr. Beakes has served as Chief Operating Officer since the Company was founded and has served as President beginning in 1995.

  Base salary levels of the Company's CEO and COO are recommended by the Compensation Committee for approval by the Board. In determining the appropriate base salary levels for the Company's CEO and COO, the Compensation Committee reviewed the performance of each officer and of the Company and utilized the analysis of executive compensation provided by the compensation consultants. Based on this review, the Compensation Committee recommended, and the Board approved, base salaries of $150,000 for the Company's CEO and $275,000 for the Company's COO, effective January 1998. The CEO's salary reflects a higher proportion of compensation at risk through a discretionary annual cash bonus.

  In addition to base salaries, officers of the Company are eligible to receive annual cash bonuses at the discretion of the Board of Directors. Cash bonuses for officers are determined at year end on the basis of the overall financial performance of the Company and the performance of the individual officer. In addition to these objectives, the CEO's bonus is also linked to the annual increase in the Company's profitability. Based on these factors and utilizing the analysis of executive compensation provided by the compensation consultants, the Compensation Committee recommended, and the Board approved, year-end bonuses of $400,000 for the Company's CEO and $100,000 for the Company's COO for 1997.

  Long-Term Incentive Compensation. During 1997, the Company granted stock options on 755,000 shares to 552 directors, officers, and employees of the Company. Each of the founders owns a significant percentage of the Company's Common Stock, and, therefore, each of them participates proportionately in any increase in stockholder value. The Compensation Committee believes that the founders' existing equity ownership and stock options sufficiently link their interests to the financial success of the Company. Therefore, during 1997, neither of the founders was granted options under the Company's stock option plan.

                                          Jerry P. Malec
                                          Bruce D. Alexander

 Stock Performance Table

  RWD is required by the SEC's rules to provide a 5-year comparison of the cumulative total stockholder return on RWD Common Stock compared with that of a broad equity market index and either a published industry index or an RWD-constructed peer group index.

  The following chart compares the cumulative total stockholder return on RWD Common Stock during the period beginning June 19, 1997, (the date of RWD's initial public offering) and ending December 31, 1997, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq Computer and Data Processing indices. The comparison assumes $100 was invested on June 19, 1997, in RWD Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

  RWD does not make, nor does it endorse, any predictions as to future stock performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

              RWD                                       Nasdaq Computer and
          Technologies, Inc.  Nasdaq Composite (U.S.)   Data Processing Index
          ------------------  -----------------------   ---------------------
 6/19/97                 100                    100                       100
 6/30/97              132.69                   99.7                     99.31
 7/31/97              161.54                 110.23                    109.63
 8/31/97              148.08                 110.06                    106.71
 9/30/97              176.92                 116.57                    108.61
10/31/97              173.08                 110.51                    106.36
11/30/97              155.77                 111.06                    109.06
12/31/97              138.46                 109.32                    102.49

RWD MANAGEMENT

  The following table sets forth information regarding the executive officers, directors, and other significant employees of RWD:

EXECUTIVE OFFICERS AND
DIRECTORS:                     AGE                  POSITION
----------------------         ---                  --------
Dr. Robert W. Deutsch......... 74  Chairman of the Board of Directors, Chief
                                    Executive Officer
John H. Beakes................ 55  President, Chief Operating Officer,
                                    Director
John E. Lapolla............... 44  Group Vice President--Manufacturing
                                    Performance Support, Director
Kenneth J. Rebeck............. 46  Group Vice President--Technology Transfer,
                                    Chief Engineer, Director
Jeffrey W. Wendel............. 43  Group Vice President--Information
                                    Technology, Director
Ronald E. Holtz............... 40  Vice President, Chief Financial Officer,
                                    Director
Robert T. O'Connell........... 59  Senior Vice President, Strategic Business
                                    Planning, Director
Dr. David J. Deutsch.......... 44  Director
Jerry P. Malec................ 55  Director
Bruce D. Alexander............ 54  Director
KEY EMPLOYEES:
--------------
Daniel A. Cantwell............ 45  Vice President--Manufacturing & Performance
                                    Training Support
Robert B. Gosline, Jr......... 55  Vice President--Chief Information Officer
Wade A. Martin................ 39  Vice President--Performance Technology
                                    Services
Vincent Marucci, Jr........... 40  Vice President--Information Technology
Deborah T. Ung................ 35  Vice President--Enterprise Systems
                                    Implementation Support
James V. Thomas............... 54  Vice President--Lean Manufacturing
Johnny T. Baker............... 39  Vice President--Business Development

  Information relating to RWD's key employees is set forth below. See "Information Concerning Nominees for Directors" and "Information Concerning Continuing Directors" above for information relating to the executive officers and directors of RWD.

  Daniel A. Cantwell joined the Company in 1991 and serves as Vice President of the Manufacturing & Performance Training Support Division. Prior to joining the Company, Mr. Cantwell was employed by Chrysler from 1984 to 1991 as a Senior Technical Training Specialist. Mr. Cantwell received his B.A.S. in Robotics and Flexible Automation from Sienna Heights College.

  Robert B. Gosline, Jr. joined the Company in 1988 and serves as Vice President and Chief Information Officer, where he directs activities in strategic information system planning and implementation. Prior to joining the Company, Mr. Gosline was employed by General Physics from 1975 to 1988, and prior thereto served as a nuclear submarine officer in the U.S. Navy. Mr. Gosline received his M.S. in Computer Science from The Johns Hopkins University and his B.S. from the U.S. Naval Academy.

  Wade A. Martin joined the Company in 1990 and serves as Vice President of the Performance Technology Services Division. Prior to joining the Company, Mr. Martin was employed by General Physics from 1983 to 1990 as Supervisor of Maintenance Engineering. From 1977 to 1983, Mr. Martin served on the USS Eisenhower, a nuclear aircraft carrier. Mr. Martin received his A.S. in Engineering Technology from the State University of New York at Albany and is a graduate of the U.S. Navy Nuclear Power Program.

  Vincent Marucci, Jr. joined the Company in 1992 and serves as Vice President of the Information Technology Division. Prior to joining the Company, Mr. Marucci served as an active duty U.S. Army officer. His assignments included information systems design and development for one of the Army's Artificial Intelligence Centers and as an instructor in Mathematics and Computer Science at the U.S. Military Academy. Mr. Marucci received an M.S. in Computer Science and an M.S. in Operations Research from Stanford University and his B.S. from the U.S. Military Academy.

  Deborah T. Ung joined the Company in 1989 and serves as Vice President of the Enterprise Systems Implementation Support Division. Prior to joining the Company, Ms. Ung was employed by General Physics in a variety of project management capacities from 1985 to 1988. Ms. Ung received her B.S. in Environmental Health from Purdue University.

  James V. Thomas joined the Company in 1996 and serves as Vice President of the Lean Manufacturing Division. Prior to joining the Company, Mr. Thomas was plant manager or operations manager for Kuhlman Electric Corp., Donnelly Corp., and Danaher Tool Group, where he was responsible for converting these companies from conventional mass production to lean manufacturing. Mr. Thomas has studied extensively with Japanese developers of the Toyota Production System, the basis of Lean Manufacturing.

  Johnny T. Baker joined the Company in 1993 and serves as Vice President of Business Development. Prior to joining RWD, Mr. Baker was employed by Apple Computer from 1988 to 1993, where his most recent assignment was serving as the Special Assistant to the Vice President for Apple's Large Business and Government Division. Mr. Baker received his B.A. in Management/Information Systems from Texas Tech University.

  Dr. David J. Deutsch is Dr. Robert W. Deutsch's son. There are no other family relationships among any of the key employees, executive officers, or directors of the Company. The executive officers and key employees of RWD are elected by the RWD Board on an annual basis and serve at the discretion of the RWD Board.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of December 31, 1997, with respect to those persons known to the Company to be the beneficial owners of more than 5% of the issued and outstanding Common Stock of the Company.

           NAME AND ADDRESS OF             NUMBER OF SHARES
            BENEFICIAL OWNER              BENEFICIALLY OWNED PERCENTAGE OF CLASS
           -------------------            ------------------ -------------------
William Blair & Company, L.L.C(1)........      831,100(2)            5.6%
 222 West Adams Street
 Chicago, Illinois 60606

--------
(1) The information set forth above was provided to the Company in the beneficial owner's Schedule 13G dated February 14, 1998. Reporting as a Broker-Dealer and an Investment Advisor in accordance with Rule 13d-1(b).
(2) Sole voting power in respect of 242,900 shares and investment power in respect of all shares.

STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of March 31, 1998, with respect to the beneficial ownership of the Common Stock (including shares issuable upon the exercise of outstanding options that are exercisable as of that date or within 60 days thereafter) by (a) each of the directors (and nominees) of the Company; (b) the Chief Executive Officer and each of the other Named Executive Officers; and (c) all directors and executive officers as a group. Unless otherwise indicated, each named person exercises sole voting and investment power.

                                                   SHARES BENEFICIALLY OWNED
                                                   -----------------------------
NAME (1)                                               NUMBER        PERCENT
--------                                           --------------- -------------
Robert W. Deutsch(2)..............................       9,270,000       62.8%
John H. Beakes(3).................................         549,646        3.7
David J. Deutsch(4)...............................         616,304        4.2
Robert T. O'Connell...............................          35,000          *
Jerry P. Malec....................................           1,304          *
Bruce D. Alexander................................           1,084          *
John E. Lapolla(5)................................         102,200          *
Kenneth J. Rebeck(5)..............................          82,000          *
Jeffrey W. Wendel(5)..............................          10,100          *
Ronald E. Holtz (5)...............................           3,900          *
All directors and officers as a group (10
 persons).........................................      10,753,538       70.9

--------
 *  Less than 1%.
(1) The address of each stockholder listed in the table is c/o RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21044-3530, Attention: Chief Financial Officer.
(2) Includes 450,000 shares owned by Mrs. Florence Deutsch, Dr. Robert Deutsch's wife, as to which Dr. Robert Deutsch disclaims beneficial ownership.
(3) Includes 104,400 shares issuable upon exercise of currently exercisable options. Also includes 25,000 shares owned by Mrs. Rosemary Beakes, 16,400 shares owned by adult children of Mr. Beakes, and 156,778 shares held in grantor retained annuity trusts, as to all of which Mr. Beakes disclaims beneficial ownership.
(4) Includes an aggregate of 450,000 shares held in trusts for the children of Mrs. Jane Brown and Dr. David Deutsch, for which Ms. Jane Brown (Dr. Robert W. Deutsch's daughter) and Dr. David Deutsch serve as co-trustees.
(5) Includes 102,000, 82,000, 7,800, and 2,300 shares issuable upon exercise of currently exercisable options held by each of Messrs. Lapolla, Rebeck, Wendel, and Holtz, respectively.

EMPLOYMENT AGREEMENTS

  During 1997, the Company entered into Employment Agreements with Dr. Robert
W. Deutsch and each of Messrs. Beakes, Lapolla, Rebeck, and Wendel. Each of the Employment Agreements has an initial term of 3 years and is automatically renewed thereafter for successive 1-year terms until terminated by either the Company or the employee. The employment agreements provided for initial annual salaries of $150,000, $220,000, $150,000, $150,000, and $150,000, for Dr.
Deutsch and Messrs. Beakes, Lapolla, Rebeck, and Wendel, respectively, subject to annual adjustment at the discretion of the Board of Directors, and provide for annual cash bonuses in amounts determined by the Board of Directors. The Employment Agreements contain confidentiality provisions and 1-year covenants-not-to-compete following termination or expiration of employment (as defined in the Employment Agreements). In the event of a "change in control" of the Company (as defined in the Employment Agreements) followed by the termination of employment by the employee for "good reason" (as defined in the Employment Agreements), the affected employee would be entitled to 3 times his average annual compensation during the last 3 complete years prior to such change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  At various times from 1988 to 1991, the Company borrowed an aggregate of $3.6 million from Dr. Robert W. Deutsch, the Company's Chairman of the Board and Chief Executive Officer, and $200,000 from Mr. Beakes, the Company's Chief Operating Officer, in each case to provide the Company with working capital (collectively, the "Stockholder Notes"). The Stockholder Notes were repaid on June 19, 1997, using $3,800,000 of the net proceeds of the Company's initial public offering. In the 3-year period ended December 31, 1997, the Company made aggregate interest payments to Dr. Deutsch and Mr. Beakes of $788,942 and $41,679, respectively.

  From its inception in January 1988 until June 12, 1997, the Company was subject to taxation under Subchapter S of the Internal Revenue Service Code. As a result, the net income of the Company, for federal and certain state income tax purposes, was reported by and taxable directly to the Company's stockholders rather than to the Company. Primarily to provide funds for tax obligations payable by its stockholders on account of the Company's income in 1995, the Company made approximately $691,000 of cash distributions during 1996 to its stockholders. In connection with its conversion from S Corporation to C Corporation status, the Company effected a distribution (consisting of an aggregate of approximately $9,864,000 in cash payments and the issuance of approximately $6,500,000 principal amount of notes (the "S Corporation Notes") to the Company's stockholders prior to its June 1997 initial public offering (the "S Corporation Distribution"). The S Corporation Distribution represents the stockholders' proportionate interest in Company earnings, which had not been distributed to the stockholders prior to the conversion date. Dr. Robert
W. Deutsch, Mr. John H. Beakes, and Dr. David J. Deutsch received 70.8%, 3.1%, and 3.4%, respectively, of the S Corporation Distribution. The S Corporation Notes were noninterest bearing, demand notes, which the Company repaid on December 12, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own 10% or more of the Company's Common Stock (the "Reporting Persons") to file reports regarding their RWD Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to RWD and written representations from certain of the Reporting Persons, the Company believes that during 1997, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them.

II. APPROVAL OF 1998 OMNIBUS STOCK INCENTIVE PLAN

  The RWD Board of Directors adopted the 1998 Omnibus Stock Incentive Plan (the "1998 Stock Plan"), pursuant to the recommendation of the Compensation Committee and subject to approval by the stockholders of RWD. Pursuant to the 1998 Stock Plan, stock options, stock appreciation rights, stock awards, phantom stock awards, and performance awards can be granted under the plan. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1998 Stock Plan. As of March 31, 1998, no options or other awards had been granted under the 1998 Stock Plan.

  The Board of Directors unanimously recommends that the 1998 Stock Plan be approved because it believes the 1998 Stock Plan will advance the interests of RWD and its stockholders by strengthening RWD's ability to retain and motivate key employees whom the Board of Directors believe are integral to the long-term success of RWD.

  The Board of Directors intends to consider, from time to time, purchases of Common Stock in the open market or block purchases of RWD Common Stock. The purpose of these purchases would be to offset in part dilution resulting from grants or exercises of employee stock options. Any such purchases will be made in accordance with the applicable rules of the Securities and Exchange Commission.

  The following is a fair and complete summary of the 1998 Stock Plan as proposed for approval; it is qualified in its entirety by reference to the full text of the 1998 Stock Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

  Purpose: The purpose of the 1998 Stock Plan as proposed is to promote the long-term growth and profitability of the Company by providing its employees and directors with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain, and reward the best-available persons.

  Shares Available under the 1998 Stock Plan: The number of shares of Common Stock that may be issued with respect to awards granted under the proposed 1998 Stock Plan shall not exceed an aggregate of 2,000,000 shares of Common Stock. These shares are in addition to the approximately 300,000 shares that remain available for further awards under the Amended and Restated Equity Participation Plan, which expires December 31, 1998. The maximum number of shares of Common Stock subject to awards of any combination that may be granted under the 1998 Stock Plan during any 1 fiscal year of the Company to any 1 individual shall be limited to 200,000. These limits are subject to adjustment to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations, or exchanges of shares and the like. If any award or portion of an award under the 1998 Stock Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares shall thereafter be available for further awards under the 1998 Stock Plan. As of March 31, 1998, the fair market value of a share of the Company's Common Stock, determined by the last reported sale price per share of Common Stock on such date as quoted on the Nasdaq National Market, was $27.50.

  Administration: The proposed 1998 Stock Plan will be administered by the Board of Directors or by such committee or committees as may be appointed by the Board of Directors from time to time (the Board of Directors, committee or committees hereinafter referred to as the "Administrator"). The Administrator shall have full power and authority to take all actions necessary to carry out the purpose and intent of the 1998 Stock Plan, including, but not limited to, the authority to: (a) determine the eligible persons to whom, and the time or times at which awards shall be granted; (b) determine the types of awards to be granted; (c) determine the number of shares to be covered by or used for reference purposes for each award; (d) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate; (e) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the holder); (f) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and (g) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

  In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination, or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 1998 Stock Plan and to the number, kind, and price of shares covered by outstanding awards, and shall, in its discretion and without the consent of holders of awards, make any other adjustments in awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters that relate to awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards in whole or in part regardless of the vested status of the award, in order to facilitate any business combination that is authorized by the Board of Directors of the Company to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1998 Stock Plan.

  Participation: Participation in the 1998 Stock Plan will be open to all employees, officers, and directors of the Company or any of its affiliates, as may be selected by the Administrator from time to time. As of April 9, 1998, all 3 nonemployee directors and approximately 800 employees would be eligible to participate in the 1998 Stock Plan.

TYPE OF AWARDS

  The 1998 Stock Plan as proposed would allow stock options, stock appreciation rights, stock awards, phantom stock awards, and performance awards to be granted. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates, and other material conditions upon which such awards may be exercised.

  Stock Options: The proposed 1998 Stock Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of Common Stock in the Administrator's discretion, by a combination of cash and shares, or by any other means the Administrator approves.

  Stock Appreciation Rights: The proposed 1998 Stock Plan allows the Administrator to grant awards of Stock Appreciation Rights ("SARs"). A SAR entitles the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the product of
(a) the excess of (i) the fair market value on the exercise date of 1 share of Common Stock over (ii) the base price per share specified in the grant agreement, times (b) the number of shares specified by the SAR, or portion thereof, that is exercised.

  Stock and Phantom Stock Awards: The proposed 1998 Stock Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units ("phantom stock") to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

  Performance Awards: The proposed 1998 Stock Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of 1 or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company's or an affiliate's operating income or 1 or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an affiliate as a whole, over such performance period as the Administrator may designate.

AWARDS UNDER THE 1998 STOCK PLAN

  Because participation and the types of awards granted under the 1998 Stock Plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the 1998 Stock Plan is approved are not currently determinable.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company may terminate, amend, or modify the 1998 Stock Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the 1998 Stock Plan as proposed, based upon the current provisions of the Code and regulations promulgated thereunder. The discussion set forth below, insofar as it relates to the deductibility of any compensation payable under the 1998 Stock Plan, is subject to the paragraph captioned "Disallowance of Deductions" relating to compensation in excess of $1,000,000 payable to certain executive officers.

  Incentive Stock Options: Incentive stock options under the 1998 Stock Plan are intended to meet the requirements of Code section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day 3 months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within 2 years from the date the option is granted nor within 1 year after the stock is transferred to the option holder. The 3-month period is extended to 1 year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss in the year of the sale.

  If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (b) the excess of the amount realized upon such disposition over the exercise price. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

  Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Disallowance of Deductions: The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of 1 or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established, and determined by a compensation committee composed solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan that limits the number of shares that may be issued to any individual and that is approved by the corporation's stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
              APPROVAL OF THE 1998 OMNIBUS STOCK INCENTIVE PLAN.

III. AUDITOR CONFIRMATION

  The RWD Board of Directors, pursuant to the recommendation of its Audit Committee, has selected Arthur Andersen, LLP, to examine and audit the financial statements of RWD for the fiscal year ending December 31, 1998. Arthur Andersen, LLP, has served as independent auditors of RWD since 1989. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he desires to do so.

  In 1997, Arthur Andersen, LLP, performed various professional services for RWD. These services included completion of the examination of 1996 financial statements for RWD, other review work of required filings with the Securities and Exchange Commission, preliminary work on the examination of fiscal year 1997 financial statements, preparation of corporate tax returns, and other consultation with RWD personnel on accounting and related matters.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION
  OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT AUDITORS OF RWD FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 1998.

IV. OTHER MATTERS

  The Board of Directors of the Company does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                            STOCKHOLDERS PROPOSALS

  Any stockholder who wishes to submit a proposal for the 1999 Annual Meeting of Stockholders of RWD should submit the proposal to the Company by November 28, 1998.

                                 MISCELLANEOUS

  A copy of RWD's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21046-3530 or by telephoning (410) 730-4377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Ronald E. Holtz

                                          Ronald E. Holtz
                                          Secretary

Columbia, Maryland
April 9, 1998

                                                                      EXHIBIT A

                            RWD TECHNOLOGIES, INC.
                       1998 OMNIBUS STOCK INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

  RWD Technologies, Inc. hereby establishes the RWD Technologies, Inc. 1998 OMNIBUS STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of RWD Technologies, Inc. (the "Corporation") by (i) providing its employees and directors with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

  The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2. DEFINITIONS

  Under this Plan, except where the context otherwise indicates, the following definitions apply:

  (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

  (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

  (c) "Board" shall mean the Board of Directors of the Corporation.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

  (e) "Common Stock" shall mean shares of common stock of the Corporation, par value of ten cents ($0.10) per share.

  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean (i) the Closing Price on the trading day preceding such date, (ii) the Closing Price on the fifth trading day preceding such date or (iii) the average of the Closing Price on each of the ten trading days preceding such date, as determined in the discretion of the Administrator on the date of grant; provided, however, that, with respect to any Award, whichever definition is selected by the Administrator on the date of grant shall be used on all other dates on which the meaning of Fair Market Value is required for the duration of that Award. Notwithstanding the preceding sentence, with respect to the grant of incentive stock options within the meaning of Code section 422, Fair market value of a share of the Corporation's Common stock on the grant date shall mean the Closing Price on the trading day preceding such date. As used herein, the "Closing Price" on a particular date shall mean the last reported sale price per share of Common stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, or if the Common stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation

System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

  (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

  (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

  (j) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

  (k) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. ADMINISTRATION

  (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

  (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

  The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

  (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards; the form, amount, and timing of such Awards; the terms and provisions of such Awards, and the grant agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

  (d) Limited Liability. To the maximum extent permitted by law, the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

  (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

  (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

  Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,000,000 shares of Common stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

  Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to 200,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common stock with respect to which the related Award is terminated, surrendered or canceled.

5. PARTICIPATION

  Participation in the Plan shall be open to all employees, officers, and directors of the Corporation, or of any Affiliate of the Corporation; as may be selected by the Administrator from time to time.

6. AWARDS

  The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

  (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair market value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

  (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (SAR). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair market value on the exercise date of one share of Common stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common stock or cash, or any combination of Common stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common stock, the number of shares shall be determined by dividing such portion by the Fair market value of a share of Common stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

  (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common stock, in cash, or in a combination of Common stock and cash, as determined in the sole discretion of the Administrator.

  (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common stock, in cash, or in a combination of Common stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

  (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common stock or cash, or any combination of Common stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7. MISCELLANEOUS

  (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee or holder to cover any such taxes. In the event that payment to the Corporation of such tax obligations is made in shares of Common stock, such shares shall be valued at Fair market value on the applicable date for such purposes.

  (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

  (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no

Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

  (d) Adjustments; Business Combinations. In the event of changes in the Common stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Notwithstanding anything in the Plan to the contrary and without the consent of grantees or holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  The Administrator is authorized to make, in its discretion and without the consent of grantees or holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

  (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend, or modify the Plan or any portion thereof at any time.

  (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

  (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations, or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

  (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: March 6, 1998

                            RWD TECHNOLOGIES, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS

                                 MAY 19, 1998

     The undersigned hereby appoints each of John H. Beakes and Ronald E. Holtz proxies with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of Common Stock held by the undersigned in RWD Technologies, Inc. (the "Company") at the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 19, 1998, at 10480 Little Patuxent Parkway, Columbia, Maryland 21044 (the "Annual Meeting"), and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposals 1 through 3 below unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.


                (continued and to be SIGNED on the other side)


                          /\ FOLD AND DETACH HERE /\

Please mark your
vote as in this example

        [X]

1.  Election of Class I directors.

    FOR all nominees named      WITHHOLD AUTHORITY                Names of Nominees:  Dr. Robert W. Deutsch, Ronald E. Holtz,
    (except as marked to the    to vote for all nominees names    Kenneth J. Rebeck
    contrary)                                                     (Instruction:  To withhold your vote for any individual nominee,
    [ ]                         [ ]                               write that nominee's name on the following line):

                                                                  -----------------------------------------------------------------

2.  To adopt the Company's 1998 Omnibus Stock Incentive Plan.

    FOR                         AGAINST                           ABSTAIN
    [ ]                         [ ]                               [ ]

3.  Ratification of the appointment of independent auditors.

    FOR                         AGAINST                           ABSTAIN
    [ ]                         [ ]                               [ ]

This Proxy, if properly
executed, will be voted
in accordance with the
undersigned's direction as
set forth herein.  If no
direction is made, this
Proxy will be voted FOR
Proposals 1 through 3,
inclusive.  This Proxy
may be revoked in writing
prior to its exercise.
The undersigned hereby
revokes any proxies
heretofore given to vote
upon or act with respect
to such shares.
                                 NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME OR
                                 NAMES APPEAR HEREON.  JOINT OWNERS SHOULD
                                 EACH SIGN PERSONALLY, WHEN SIGNING AS AN
                                 ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN,
                                 PLEASE GIVE YOUR FULL TITLE AS SUCH.

                                 Dated:                                 , 1998
                                        --------------------------------

                                 ---------------------------------------------
                                 Signature

                                 ---------------------------------------------
                                 Signature (see note above)

                                 IMPORTANT:  PLEASE SIGN, DATE AND RETURN
                                 PROMPTLY.